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ACL - Loans 135.9 4.5 1.0 (0.5) 6.0 141.5 ACL - Unfunded Commitments 14.0 0.3 0.4 0.0 0.7 14.7 ACL - HTM Securities 0.4 (0.0) (0.0) 0.0 (0.0) 0.4 Total ACL 150.4 4.8 1.4 (0.5) 6.7 156.6 $150.4 $156.6

PRE-TAX PRE-PROVISION EARNINGS Dec 31, 2022 Sep 30, 2022 Dec 31, 2021 Dec 31, 2022 Dec 31, 2021 Income before provision for income taxes (GAAP) 66,424$ 60,907$ 59,442$ 240,775$ 246,594$ (Recapture)/Provision for credit losses 6,704 6,087 (5,243) 10,364 (33,388) Pretax pre provision earnings (non-GAAP) 73,128 66,994 54,199 251,139 213,206 Exclude net (gain) loss on sale of securities 3,721 (6) 136 3,248 (482) Exclude net change in valuation of financial instruments carried at fair value (157) (532) (2,721) (807) (4,616) Exclude merger and acquisition-related costs - - - - 660 Exclude COVID-19 expenses - - 127 - 436 Exclude gain on sale of branches - - - (7,804) - Exclude Banner Forward expenses 838 411 1,157 5,293 11,604 Exclude loss on extinguishment of debt - - 2,284 793 2,284 Adjusted pretax pre provision earnings (non-GAAP) 77,530$ 66,867$ 55,182$ 251,862$ 223,092$ Quarters Ended Years Ended

12/31/2022 9/30/2022 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 REVENUE FROM CORE OPERATIONS Net interest income before provision for loan losses 159,071$ 146,443$ 129,011$ 118,654$ 121,530$ 130,146$ 127,554$ 117,661$ 121,437$ Total non-interest income 13,070 15,585 27,173 19,427 24,474 25,334 22,336 24,272 23,509 Total GAAP revenue 172,141 162,028 156,184 138,081 146,004 155,480 149,890 141,933 144,946 Exclude net (gain) loss on sale of securities 3,721 (6) (32) (435) 136 (56) (77) (485) (197) Exclude change in valuation of financial instruments carried at fair value (157) (532) (69) (49) (2,721) (1,778) (58) (59) (1,704) Exclude gain on sale of branches - - (7,804) - - - - - - Adjusted revenue (non-GAAP) 175,705 161,490 148,279 137,597 143,419 153,646 149,755 141,389 143,045 Exclude income from mortgage banking operations (2,311) (105) (3,978) (4,440) (5,643) (9,613) (7,345) (11,347) (10,586) Exclude interest income from PPP loans (224) (613) (1,056) (2,784) (5,845) (15,421) (17,796) (10,792) (10,002) Adjusted revenue from core operations (non-GAAP) 173,170$ 160,772$ 143,245$ 130,373$ 131,931$ 128,612$ 124,614$ 119,250$ 122,457$ Non-interest expense (GAAP) 99,013$ 95,034$ 92,053$ 91,195$ 91,805$ 102,145$ 92,624$ 93,527$ 95,556$ Exclude acquisition related costs - - - - - (10) (79) (571) (579) Exclude COVID-19 expenses - - - - (127) (44) (117) (148) (333) Exclude Banner forward expenses (838) (411) (1,579) (2,465) (1,157) (7,592) (1,905) (950) - Exclude CDI amortization (1,215) (1,215) (1,425) (1,424) (1,574) (1,575) (1,711) (1,711) (1,865) Exclude state/municipal tax expense (1,304) (1,223) (1,004) (1,162) (976) (1,219) (1,083) (1,065) (1,071) Exclude REO gain (loss) (28) (68) 121 79 (49) (53) (118) 242 283 Exclude loss on extinguishment of debt - - - (793) (2,284) - - - Adjusted non-interest expense (non-GAAP) 95,628 92,117 88,166 85,430 85,638 91,652 87,611 89,324 91,991 Exclude legal contingency accrual (3,500) - - - - (4,000) - - (2,500) Core non-interest expense (non-GAAP) 92,128$ 92,117$ 88,166$ 85,430$ 85,638$ 87,652$ 87,611$ 89,324$ 89,491$ Quarters Ended